CERTIFICATE OF TRUST

                                       OF

                         DIME COMMUNITY CAPITAL TRUST I



         THIS CERTIFICATE OF TRUST OF Dime Community Capital Trust I (the "Trust") is being duly executed and filed by the undersigned on behalf of the Trust to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.ss.ss.3801 et seq.) (the "Act").


                  1. NAME. The name of the statutory trust being formed is Dime Community Capital Trust I.

                  2. TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                                    Wilmington Trust Company
                                    Rodney Square North
                                    1100 North Market Street
                                    Wilmington, DE 19890
                                    ATTN: Corporate Trust Administration


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                    WILMINGTON TRUST COMPANY,
                                    not in its individual capacity but solely as trustee of the Trust



                                    By:  /s/ Denise M. Geran
                                         -------------------------
                                         Denise M. Geran
                                         Vice President